Exhibit 5.2

August 1, 2019

Freeport-McMoRan Inc.

333 North Central Avenue

Phoenix, Arizona 85004

Ladies and Gentlemen:

Freeport-McMoRan Inc., a Delaware corporation (the “Company”), and Freeport-McMoRan Oil & Gas LLC, a Delaware limited liability company (the “Guarantor”), are filing with the Securities and Exchange Commission a Post-Effective Amendment No. 1 (the “Amendment”) to the Registration Statement (File No. 333-226675) on Form S-3 (the “Registration Statement”) for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), guarantees (the “Guarantees”) of the Company’s senior debt securities and subordinated debt securities (collectively, the “Debt Securities”) by the Guarantor, which Debt Securities may be issued pursuant to a senior debt indenture among the Company, the Guarantor and U.S. Bank National Association, as trustee (the “Senior Debt Trustee”) (the “Senior Debt Indenture”) and a subordinated debt indenture among the Company, the Guarantor and U.S. Bank National Association, as trustee (the “Subordinated Debt Trustee” and, together with the Senior Debt Trustee, the “Trustees”) (the “Subordinated Debt Indenture” and, together with the Senior Debt Indenture, the “Indentures”).

In connection with the opinions expressed herein, we, as your counsel, have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of officers and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company and the Guarantor that we reviewed were and are accurate and (vii) all representations made by the Company and the Guarantor as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we advise you that, in our opinion, assuming the Indentures and any supplemental indenture to be entered into in connection with the issuance of any Debt Securities have been duly authorized, executed and delivered by the Trustees and the Company and, if applicable, the Guarantor; the specific terms of a particular series of Debt Securities and the related Guarantees have been duly authorized and established in accordance with the Indentures; and such Debt Securities and the related Guarantees have been duly authorized, executed, authenticated, issued and delivered in accordance with the Indentures, any supplemental indenture and the applicable underwriting or other agreement against payment therefor, such Guarantees will constitute valid and binding obligations of the Guarantor, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the Indentures that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of the Guarantor’s obligation.

In connection with the opinions expressed above, we have assumed that, at or prior to the time of the delivery of any Debt Securities, (i) the Board of Directors of the Company and the Managers of the Guarantor, as the case may be, shall have duly established the terms of such Debt Securities and duly authorized the issuance and sale of such Debt Securities and such authorization shall not have been modified or rescinded; (ii) each of the Company and the Guarantor shall remain validly existing as a corporation or LLC, as the case may be, in good standing under the laws of the State of Delaware; (iii) the Registration Statement shall have become effective and such effectiveness shall not have been terminated or rescinded; (iv) the Indentures, the Debt Securities and the Guarantees are each valid, binding and enforceable agreements of each party thereto (other than as expressly covered above in respect of the Guarantor); and (v) there shall not have occurred any change in law affecting the validity or enforceability of such Debt Securities. We have also assumed that the execution, delivery and performance by the Company or the Guarantor of any Debt Securities whose terms are established subsequent to the date hereof (a) require no action by or in respect of, or filing with, any governmental body, agency or official and (b) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon the Company or the Guarantor.

We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and further consent to the reference to our name under the caption “Legal Matters” in the prospectus, which is a part of the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Jones Walker LLP

Jones Walker LLP

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